Exhibit 10.5
National City
PROMISSORY NOTE

Borrower:	Sparton Corporation	Lender:	National City Bank
	2400 East Ganson Street		Central Region
	Jackson, MI 49202		120 North Washington Square
Lansing, MI 48933

Principal Amount: $20,000,000.00	Date of Note: January 22, 2008
PROMISE TO PAY. Sparton Corporation (“Borrower”) promises to pay National City Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Twenty Million & 00/100 Dollars ($20,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 20, 2009. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 22, 2008, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.
VALUABLE INTERST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the fluctuating rate per annum which is designated or published from time to time by Lender as being its “One Month Libor Rate”, it being acknowledged that the Index is not necessarily a) the lowest rate of interest or the only “LIBOR” denominated interest rate then available from Lender on fluctuating rate loans or b) calculated in the same manner as any other “LIBOR” denominated interest rate offered by Lender. It is further acknowledged that the Index is not necessarily calculated in the same manner as any other “LIBOR” denominated interest rate offered by any other bank or published by any publication (the “Index”). Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each month on the Change Date. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied to the unpaid principal balance during this Note will be at a rate of 1.250 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: National City Bank, Central Region, 120 North Washington Square, Lansing MI 48933.
LATE CHARGE. If a payment is 20 days or more late, Borrower will be charged 5.000% of the unpaid portion of regularly scheduled payment or $20.00, whichever is greater.
INTERST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 2.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by an governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.
Change in Ownership. Any change in ownership of fifty percent (50%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount; provided, however that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional.
ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Michigan without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Michigan.
DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.
COLLATERAL. Borrower acknowledges this Note is secured by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and any other document or instrument evidencing a security interest or other lien in favor of Lender and executed and delivered by Borrower or any third party as security for payment of this Note and/or all indebtedness of Borrower to Lender, whether contemporaneous with the execution of this Note or at any other time.
LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. the unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.
SHARING INFORMATION. Borrower hereby authorizes Lender to share all credit and financial information relating to Borrower with Lender’s parent company and with any subsidiary or affiliate of Lender or of Lender’s parent company.
FINANCIAL INFORMATION. Borrower will furnish to Lender, at Borrower’s expense, promptly upon each request of Lender, such information in writing regarding Borrower’s financial condition, income taxes, properties, business operations, if any, and pension plans, if any, as Lender may from time to time reasonably request, prepared, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Lender.
FINAL AGREEMENT. This Note and the related documents set forth the entire agreement between the parties regarding the transactions contemplated hereby and supersede all prior agreements, commitments, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.
DIRECT DEBIT. The following is applicable if checked by Borrower: [    ] Payments shall be paid by Borrower by debiting Borrower’s                                          account, account number                                           on the due date.
RELATED DOCUMENTS: The words “related documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, subordination agreements, assignments, financial statements, certificates and all other instruments, agreements and documents, whether now or hereafter existing, which evidence or secure any debt of Borrower to Lender, which govern the relative rights and priorities of Lender and one or more other persons or entities to payments made by, or the property of, Borrower or any guarantor of the obligations of Borrower, which are delivered to Bank pursuant to another such writing, or which are otherwise delivered to Lender by or on behalf of any person or entity (or any employee, officer, auditor, counsel, or agent of any person or entity) in respect of or in connection with all or any part of Borrower’s debt to Lender.
CHANGE DATE. The interest rate change will not occur more often than once each month and shall be based on the index rate effective as of each Change Date, commencing on February 22, 2008 and continuing on the 22nd day of each month thereafter (“Change Date”), unless such day shall not be a Banking Day, in which case the Change Date shall be the first Banking Day immediately following such day. If the Index becomes unavailable during the term of the loan, Lender may designate a substitute index after notice to Borrower.
“Banking Day” means any day (other than any Saturday, Sunday or legal holiday) on which Lender’s banking office is open to the public for carrying on substantially all of its banking functions.
LENDER INCLUDES PREDECESSORS. The term “Lender” shall include all entities which were merged into, or whose name was changed to, National City Bank or a predecessor thereof, including but not limited to National City Bank of Michigan/Illinois.
PROMISSORY NOTE COVENANT EXHIBIT. An exhibit, titled “PROMISSORY NOTE COVENANT EXHIBIT,” is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether or maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTERST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.
BORROWER:
SPARTON CORPORATION

By:	/s/ Richard L. Langley, Treasurer of Sparton Corporation